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                                                                 EXHIBIT 2.7

                          ASSET SALE AND PURCHASE AGREEMENT


     THIS ASSET SALE AND PURCHASE AGREEMENT (this "Agreement") is made and entered into as of this 26th day of September, 1997,

     BY AND BETWEEN            NEW YORK BAGEL ENTERPRISES, INC.,
                               a Kansas corporation,
                               hereinafter referred to as

                                      "SELLER"

     AND                       IL VICINO INTERNATIONAL, L.L.C.,
                               a Kansas limited liability company,
                               hereinafter referred to as

                                     "BUYER"


     W I T N E S S E T H:

     NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

     1. PURPOSE. The purpose of this Agreement is to set forth the terms of a sale and purchase of all of the assets of Seller relating to Seller's equipment, leasehold improvements and real property lease that Seller recently acquired but has never operated or utilized located at 45 North Central Avenue, Clayton, Missouri (the "Premises"), which Premises are more particularly described in that certain Lease dated April 18, 1995, as amended November 27, 1995, by and between Franco, Inc., (the "Landlord"), and Expresso Real Estate Corporation d/b/a Tuscany Premium Coffees (the "Lease"), a copy of such Lease, as amended, is attached hereto as Exhibit "A."

     2. ASSETS. Subject to the terms and conditions set forth herein, Seller agrees to sell, and Buyer agrees to purchase, the certain equipment and leasehold improvements as specifically set forth in Exhibit "B" attached hereto, and Seller shall obtain and deliver to Buyer a Landlord Estoppel Certificate/Consent to Assignment of Lease in the form of Exhibit "C" attached hereto, at Seller's cost, related to Seller's assignment of the Lease to Buyer and Buyer's assumption of Seller's obligations pursuant to the Lease (collectively, the "Assets").

     3. PURCHASE PRICE. The consideration which Seller agrees to accept, and Buyer agrees to pay, for the Assets shall be (I) the delivery of a promissory note in the principal amount of One Hundred Thirty-five Thousand Dollars ($135,000), the form of which promissory note is attached hereto as Exhibit "D" (the "Promissory Note"), plus (II) the assumption by Buyer of the Assumed Liabilities set forth in Paragraph 4 herein. All the above described consideration is hereinafter referred to as the "Purchase Price."

     4. ASSUMED LIABILITIES. At Closing, Buyer shall assume the certain debts, liabilities and obligations of Seller, if any, as described in Exhibit "E" attached hereto and made a part hereof and only those certain debts,

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liabilities and obligations to the extent and only in the amount the same shall be outstanding at Closing and listed in Exhibit "E" hereto. All of the debts, liabilities and obligations set forth in Exhibit "E" are hereinafter referred to collectively as the "Assumed Liabilities."

     5. PURCHASE PRICE ALLOCATION. The Purchase Price shall be allocated as set forth in Exhibit "F" hereto. The Assumed Liabilities, if any, shall be allocated by Seller and Buyer based upon the individual debt, liability or obligation as determined upon the date of Closing. Seller and Buyer acknowledge that Exhibit "F" hereto is a proper allocation of the Purchase Price and of the Assumed Liabilities and that Seller and Buyer each agree that they will not take any position inconsistent with this allocation in preparing financial statements, tax returns, reports to stockholders, reports to members or governmental authorities or otherwise which relate to the transactions evidenced by this Agreement. Seller and Buyer shall agree to the allocations required under Section 1060 of the Internal Revenue Code of 1986, as amended, and Seller and Buyer will each file Internal Revenue Service Form 8594 reflecting the final agreed upon Purchase Price allocation.

     6. BILLS OF SALE/ASSIGNMENTS. At the Closing, Seller and Buyer shall execute an Assignment and Assumption Agreement relating to the Assets and the Assumed Liabilities, the form of which is attached hereto as Exhibit "G."

     7. REPRESENTATIONS AND WARRANTIES OF SELLER. As the basis upon which this Agreement is made, Buyer hereby relies upon, and Seller hereby represents and warrants to Buyer as of the date of this Agreement and as of the date of Closing, as follows:

     (a) ORGANIZATION. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Kansas.

     (b) AUTHORIZATION. Prior to the Closing, Seller shall have duly approved the execution, delivery and performance of this Agreement and the transactions contemplated hereby. The execution and delivery of this Agreement, the consummation of the transactions described herein, and the fulfillment of and compliance with the terms and provisions hereof have been duly authorized by Seller.

     (c) TITLE TO PROPERTY. Seller has, or will have as of the date of Closing, good and marketable title to the equipment and leasehold improvements portion of the Assets, free and clear of all liens, claims and encumbrances. SELLER MAKES NO WARRANTY, EXPRESS OR IMPLIED, WITH RESPECT TO THE CONDITION OF THE ASSETS, AND SUCH ASSETS ARE TRANSFERRED AND SOLD TO BUYER HEREBY AS IS, WHERE IS.

      8. REPRESENTATIONS AND WARRANTIES OF BUYER. As the basis upon which this Agreement is made, Seller hereby relies upon, and Buyer hereby represents and warrants to Seller as of the date of this Agreement and as of the date of Closing, as follows:

     (a) ORGANIZATION. Buyer is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Kansas and is licensed to do business in the State of Missouri.

     (b) AUTHORIZATION. Prior to the Closing, Buyer shall have duly approved the execution, delivery and performance of this Agreement, the Promissory Note and the transactions contemplated hereby. The execution and delivery of this Agreement and the Promissory Note, the consummation of the transactions described herein, and the fulfillment of and compliance with the terms and provisions hereof have been duly authorized by Buyer.


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      9.  INDEMNIFICATION.  Each party (the "Indemnitor") shall indemnify the other party (the "Indemnitee"), and shall hold it harmless from and against any and all losses, claims, damages, liabilities, costs and other expenses (including reasonable attorneys' fees) arising out of or connected with any misrepresentation or breach or failure of any warranty of the Indemnitor contained in this Agreement, or the nonfulfillment of any covenant, agreement or obligation of the Indemnitor contained in this Agreement.

     10. PRORATION OF TAXES. All taxes and assessments relating to the Assets and Assumed Liabilities for 1996 and prior years shall be paid by Seller, and the taxes and assessments relating to the Assets and Assumed Liabilities for 1997 shall be prorated as of the date of the Closing, the said proration to be based on the 1996 taxes levied or assessments imposed. Buyer shall be responsible for all taxes and assessments or installments thereof coming due after the Closing and relating to the period after the Closing. Except as otherwise provided herein, Seller shall pay and discharge all other taxes relating to the Assets and Assumed Liabilities which accrue on or prior to the Closing or which otherwise relate to Seller's business.

     11. FEES AND EXPENSES. Seller and Buyer agree to bear their own expenses for any and all attorneys' fees and other costs involved in the preparation or negotiation of this Agreement and any other documents relating to the implementation and consummation of this transaction.

     12. CLOSING/POSSESSION. Seller and Buyer acknowledge and agree that time is of the essence of this Agreement. As a result, the closing of this Agreement shall take place at 10:00 a.m. on September 26, 1997, at the offices of New York Bagel Enterprises, Inc., 300 I.M.A. Plaza, 250 North Water Street, Wichita, Kansas, or at such other time, date and place as shall be mutually satisfactory to the parties hereto. Such closing date and time is referred to in this Agreement as the "Closing." Buyer shall be given possession of the Assets as of the Closing, the Purchase Price shall be delivered to Seller and risk of loss shall pass to Buyer as of the Closing.

     13. CONDITIONS TO BUYER'S RIGHT TO RESCIND. Buyer shall have the right to rescind this Agreement and the related transactions and agreements in the event that the following conditions have not occurred by October 31, 1997:

     (a) Buyer shall have received all necessary building/occupancy permits to operate the Premises as an Il Vicino restaurant;

     (b) Buyer shall have received a license to serve alcoholic beverages at the Premises;

     (c) Buyer shall have received all necessary signage permits concerning the Premises;

     (d) Seller, Buyer and the Landlord shall have executed and delivered to Buyer a Landlord Estoppel Certificate/Consent to Assignment of Lease in the form of Exhibit "C" attached hereto;

     (e) Seller and Buyer shall have executed and delivered the Assignment and Assumption Agreement in the form of Exhibit "G" attached hereto; and

     (f) Seller and Buyer shall have executed and delivered the Assignment of Lease and Assumption Agreement in the form of Exhibit "H" attached hereto.

     14. CONDITIONS TO SELLER'S RIGHT TO RESCIND. Seller shall have the right to rescind this Agreement and the related transactions and agreements in the event that the following conditions have not occurred by October 31, 1997:


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     (a)  Seller, Buyer and the Landlord shall have executed and delivered to
          Buyer a Landlord Estoppel Certificate/Consent to Assignment of Lease in the form of Exhibit "C" attached hereto;

     (b) Buyer shall have executed and delivered to Seller the Promissory Note in the form of Exhibit "D" attached hereto;

     (c) Seller and Buyer shall have executed and delivered the Assignment and Assumption Agreement in the form of Exhibit "G" attached hereto; and

     (d) Seller and Buyer shall have executed and delivered the Assignment of Lease and Assumption Agreement in the form of Exhibit "H" attached hereto.

     15. AMENDMENT AND MODIFICATIONS. This Agreement may only be amended or modified in writing signed by the parties at any time prior to or upon the date of Closing with respect to any of the terms contained herein.

     16. WAIVER. At any time prior to the Closing, the parties hereto may by mutual agreement (i) extend the time for the performance of any of the obligations or other acts of the other party hereto, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, and/or (iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed by both parties hereto.

     17. ENTIRE AGREEMENT. This Agreement contains the entire agreement between the parties and supersedes all prior agreements, arrangements and understandings relating to the subject matter hereof.

     18. COUNTERPARTS AND FACSIMILE SIGNATURES. This Agreement may be executed simultaneously in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Facsimile signatures of the parties hereto shall be binding.

     19. HEADINGS. The headings contained in this Agreement are for convenience and reference purposes only and shall not affect the meaning or interpretation of this Agreement.

     20. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Kansas. Any legal action brought to enforce or construe this Agreement shall be brought in the courts located in Sedgwick County, Kansas, and Seller and Buyer hereby agree to the jurisdiction of such courts and agree that they will not invoke the doctrine of FORUM NON CONVENIENS or other similar defenses.

     21. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Neither Buyer nor Seller are permitted to assign this Agreement.

     22. SURVIVAL OF REPRESENTATIONS, WARRANTIES AND INDEMNIFICATIONS. The obligations, covenants, agreements, representations, warranties and indemnifications included or provided for herein or in any exhibit, certificate or other document delivered pursuant to this Agreement shall survive the date of Closing.

     23. SALES TAXES. Buyer shall pay any and all local, city, county, state and federal sales taxes due to or as a result of the transactions contemplated herein.


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     24.  NOTICES.  All notices hereunder shall be deemed if in writing and delivered personally or sent by registered mail or certified mail, return receipt requested, to the parties at the following addresses, or at such other addresses as shall be specified by like notice:



     If to Buyer:             Il Vicino International, L.L.C.
                              David L. Murfin, Manager
                              300 I.M.A. Plaza
                              250 North Water Street
                              Wichita, Kansas  67202-1213
                              Facsimile: 316-267-6004

          with a copy to:     William R. Wood, II, Esq.
                              Foulston & Siefkin L.L.P.
                              700 NationsBank Financial Center
                              100 North Broadway
                              Wichita, Kansas  67202-2295
                              Facsimile: 316-267-6345

     If to Seller:            New York Bagel Enterprises, Inc.
                              300 I.M.A. Plaza
                              250 North Water Street
                              Wichita, Kansas  67202-1213
                              ATTN:  Paul R. Hoover
                                     Vice President-Strategic Planning
                              Facsimile: 316-267-8154

          with a copy to:     Gregory B. Klenda, Esq.
                              Klenda, Mitchell, Austerman & Zuercher, L.L.C.
                              1600 Epic Center
                              301 North Main Street
                              Wichita, Kansas  67202-4888
                              Facsimile: 316-267-0333

Any notice given by mail shall be effective two days after deposit in the United States mail. Any notice given by facsimile or overnight delivery shall be effective upon the day after transmission or deposit.

     25. PUBLIC ANNOUNCEMENTS. The parties agree that all statements and/or public announcements, including those to the media, concerning this transaction shall be subject to the parties' prior written approval, which approval may be withheld in either party's sole discretion.

     26. EXHIBITS. The Exhibits hereto form an integral part of this Agreement and are incorporated herein by reference and expressly made a part hereof.

     27. TERMS AND WORDS. All terms and words used in this Agreement, regardless of numbers and genders in which they are used, shall be deemed to include singular or plural and all genders as the context or sense of this Agreement or any paragraph or clause herein may require.


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     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first written above.

                                     IL VICINO INTERNATIONAL, L.L.C.


                                     By /s/ THOMAS D. WHITE
                                       -----------------------------------------
                                       Thomas D. White, Manager

                                        "BUYER"



                                     NEW YORK BAGEL ENTERPRISES, INC.


ATTEST:                              By /s/ ROBERT J. GERESI
                                       -----------------------------------------
                                       Robert J. Geresi, Chief Executive Officer


By /s/ JON H. CRAMER
  ---------------------------
  Jon H. Cramer, Secretary

                                       "SELLER"





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